EXHIBIT 10.02

                      CONSULTING AGREEMENT


     This  Agreement is entered into by and between Teletek, Inc.
and its subsidiary United Payphone Services, Inc. (collectively referred to as the "Company") and Entertainment Technologies, Inc. ("ETI").

     Whereas, the Company desires to employ ETI as a business consultant; and

     Whereas, ETI is willing to act as a consultant to the Company.

     Now Therefore, in exchange for the mutual convenants and obligations contained herein, the other valuable consideration, the parties agree as follows:

     1. ETI will be an independent contractor engaged for the purposes of providing financial and managerial consulting on an as needed basis.

     2. In exchange for the above consulting services, the Company will compensate the ETI a minimum of $1,000 per month, with additional compensation to be mutually agreed to based upon the amount of work and the results of the services.

     Dated this 11th day of January, 1993.


                                     Teletek, Inc.

                                     By: /s/ Michael Swan

                                     Entertainment Technologies,
                                     Inc.

                                     By: /s/ Thomas Mills